EXHIBIT 23.3

CONSENT OF INDEPENDENT RESERVOIR ENGINEERS

We hereby consent to the inclusion in the Endeavour International Corporation Form 10-K for the year ended December 31, 2004, and the incorporation by reference in Registration Statement number No. 333-119577 of Endeavour International Corporation on Form S-8 and number 333-118503 of Endeavour International Corporation on Form S-3 of the reference to Gaffney, Cline & Associates Ltd.

Bentley, Surrey, England
March 9, 2005

Gaffney, Cline & Associates Ltd.

William B. Cline, PE
Director